Exhibit 11.

        Computation of net earnings per share, all data in thousands, except per share data. This data is Unaudited.



                                                           For three months ended       For nine months ended
                                                                September 30,                September 30,
                                                           --------------------------   -------------------------
                                                              1998           1997          1998          1997
                                                           -----------    -----------   -----------   ---------
        Calculation of earnings per share - basic
        Net income (loss)                                   $     258          1,019         (886)         2,025
                                                           ===========    ===========   ===========   ===========

        Shares:
        Common shares outstanding                               7,144          7,054         7,114         6,997
                                                           ===========    ===========   ===========   ===========

        Net income (loss) per common share - basic          $    0.04           0.14        (0.12)          0.29
                                                           ===========    ===========   ===========   ===========


        Calculation of earnings per share - diluted
        Net income (loss)                                   $     258          1,019        (886)          2,025
                                                           ===========    ===========   ===========   ===========

        Shares:
        Common shares outstanding                               7,144          7,054         7,114         6,997
        Additional shares assuming conversion of: stock
             options and warrants                                 161            470           -             470
                                                           -----------    -----------   -----------   -----------
        Average common and equivalent shares outstanding        7,305          7,524         7,114         7,467
                                                           ===========    ===========   ===========   ===========


        Net income (loss) per common share - diluted        $    0.04           0.14         (0.12)         0.27
                                                           ===========    ===========   ===========   ===========



                        See the accompanying notes to
                       consolidated financial statements.